                                                                   EXHIBIT 3.2.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                             [                  ]

     1.   The name of the corporation is [                ].

     2. The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company.

     3.   The nature of the business or purpose to be conducted or promoted is:

          To operate, manage, supervise and otherwise deal with health care related real properties, including but not limited to nursing homes, extended care facilities, retirement centers, psychiatric, substance abuse and other specialty hospitals and medical office buildings or facilities; to acquire, improve, hold, sell, exchange or otherwise deal in real estate situated in any location in the United States and in any real property appurtenant thereto; to acquire, own, manage, sell and otherwise deal with one or more entities which operate, manage, supervise and otherwise deal with real estate, including but not limited to health care related real properties; to be a partner in any business enterprise which the corporation would have power to conduct by itself; and to engage in any lawful act or activity for which corporations may be organized under the General Corporate Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is one dollar ($1.00) amounting in the aggregate to one thousand dollars ($1,000.00).
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     5.   The name and address of the incorporator are as follows:

          Name                     Mailing Address
          ----                     ---------------

     Nicholas S. Hodge             Gaston Snow & Ely Bartlett
                                   One Federal Street
                                   Boston, MA  02110

     6.   The corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

          To make, alter or repeal the By-Laws of the corporation.

     8. Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-Laws of the corporation.

     9. To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists or may hereafter be amended, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed as a director to the corporation or its stockholders.

     10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do

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hereby make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand and seal this 9th day of April, 1987.


                                        /s/ Nicholas Holdge
                                        --------------------
                                         Nicholas S. Hodge

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                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                             [                  ]

     Harborside Healthcare Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That Article First of the Certificate of Incorporation be and it hereby is amended to read as follows:

     The name of the corporation is [                            ].

     SECOND: That Article Third of the Certificate of Incorporation be and it hereby is amended to read as follows:

     The nature of the business or purpose to be conducted or promoted is:

     To acquire, own, sell, operate, manage, supervise or otherwise deal with health care related real properties including but not limited to nursing homes, extended care facilities, retirement centers, psychiatric, substance abuse and other specialty hospitals and medical office buildings or facilities; to acquire, own, manage, sell and otherwise deal with one or more entities which acquire, own, sell, operate, manage, supervise and otherwise deal with health care related real properties; to be a general or limited partner in any business enterprise which the corporation would have the power to conduct by itself; to originate, process, service, co-insure and otherwise deal with mortgage loans; to acquire, own, manage, sell or otherwise deal with one or more entities which originate, process, service, co-insure or otherwise deal with mortgage loans; to acquire, improve, hold, sell, exchange or otherwise deal in real estate situated in any location in the United States and in any real property appurtenant thereto; and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     THIRD: That the amendment was fully adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said [                          ] has caused this
certificate to be signed by Douglas Krupp, President, this 27th day of May, 1987, and attested by George Krupp, its Secretary.


                              [                         ]

                              By: /s/ Douglas Krupp
                                  --------------------------
                                  Douglas Krupp, President

ATTEST:

/s/ George Krupp
-----------------------
George Krupp, Secretary

            CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

                            AND OF REGISTERED AGENT

     It is hereby certified that:

     1.   The name of the corporation (hereinafter called the "corporation") is

                           [                        ]

     2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent.

     3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

     4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

     Signed on November 30, 1989.


                                   /s/ Stephen L. Guillard
                                   -------------------------------
                                   Stephen L. Guillard - President

Attest:

/s/ David Moskowitz
---------------------------
David Moskowitz -Secretary

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                           SCHEDULE TO EXHIBIT 3.2.1
                           -------------------------

The following entities have the Form of Certificate of Incorporation included as
Exhibit 3.2.1, with any changes from the form noted:

1.   Harborside Healthcare Corporation (changed its name to KHI Corporation)

2. Harbor Health I Corporation (changed its name to Harborside Health I Corporation)

     Change from Form: Certificate of Amendment to Certificate of Incorporation is signed by Laurence Gerber, President and attested to by Allen Binger, Secretary and changes Harbor Health I Corporation's name to Harborside Health I Corporation